UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 3, 2006
Date of Report (Date of earliest event reported)

PXRE GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-15259	98-0214719
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

PXRE House 110 Pitts Bay Road Pembroke HM 08 Bermuda (Address, including zip code, of principal executive offices)	P.O. Box HM 1282 Hamilton HM FX Bermuda (Mailing address)

(441) 296-5858
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

PXRE Group (“PXRE”) has elected to enforce the non-competition and non-solicitation covenants contained in the Employment Agreement, dated as of August 27, 2004 (the “Employment Agreement”), between PXRE and John M. Modin, PXRE’s former Chief Financial Officer. Mr. Modin resigned effective as of January 6, 2006 (the “Termination Date”). In accordance with the terms of the Employment Agreement, Mr. Modin will be prohibited from engaging in various competitive activities and from soliciting clients and employees of PXRE for a one year period commencing as of the Termination Date. In consideration of the enforcement of the foregoing non-competition and non-solicitation covenants, PXRE is required, pursuant to the terms of the Employment Agreement, to pay Mr. Modin an amount equal to two times his base salary of $372,600 in bi-weekly intervals over the next two years and to continue to provide Mr. Modin with certain employee benefits or their economic equivalents for a one year period. A copy of the Employment Agreement was previously filed under a Current Report on Form 8-K on August 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PXRE Group Ltd. (Registrant)

By:	/s/ Robert P. Myron
Name:	Robert P. Myron
Title:	Executive Vice President & Chief Financial Officer

Date: February 3, 2006